CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We  hereby  consent  to  the  incorporation  by  reference into the accompanying
Registration Statement on Form S-8 for American Hospital Resources, Inc. (formerly known as New Horizon Education, Inc.), of our report dated March 11, 2002, relating to the financial statements of New Horizon Education, Inc. (now known as American Hospital Resources, Inc.) for the years ended December 31, 2001 and 2000.


/s/  Pritchett,  Siler  &  Hardy,  P.C.
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PRITCHETT,  SILER  &  HARDY,  P.C.


Salt  Lake  City,  Utah
August  26,  2002